SHAW INDUSTRIES, INC. AND SUBSIDIARIES
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS  (1)
(In Thousands, Except Per Share Data)
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EXHIBIT 11.0

                                                                         Three Months Ended             Six Months Ended
                                                                   ----------------------------   -----------------------------
                                                                   June 29, 1996   July 1, 1995   June 29, 1996   July 1, 1995
PRIMARY:                                                           -------------   ------------   -------------   -------------

 Weighted average common shares outstanding ............................ 135,793        135,732      135,971       135,882
 Additional shares assuming exercise of stock options ..................       0            496           87           506
                                                                         -------        -------      -------       -------
 Weighted average common and common equivalent shares outstanding ...... 135,793        136,228      136,058       136,388
                                                                         =======        =======      =======       =======


 Income before accounting change ....................................... $28,099        $18,673      $12,515       $23,150
 Cumulative effect of accounting change, net of tax benefit ............       0              0            0       (12,077)
                                                                         -------        -------      -------       -------
 Net income ............................................................ $28,099        $18,673      $12,515       $11,073
                                                                         =======        =======      =======       =======

 Earnings per common share before accounting change ....................   $0.21          $0.14        $0.09         $0.17
 Cumulative effect of accounting change ................................    0.00           0.00         0.00         (0.09)
                                                                         -------        -------      -------       -------
 Net income ............................................................   $0.21          $0.14        $0.09         $0.08
                                                                         =======        =======      =======       =======




FULLY DILUTED:

 Weighted average common shares outstanding ............................ 135,793        135,732      135,971       135,882
 Additional shares assuming exercise of stock options  (2) .............     174            731          174           741
                                                                         -------        -------      -------       -------
 Weighted average common and common equivalent shares outstanding ...... 135,967        136,463      136,145       136,623
                                                                         =======        =======      =======       =======

 Income before accounting change ....................................... $28,099        $18,673      $12,515       $23,150
 Cumulative effect of accounting change, net of tax benefit ............       0              0            0       (12,077)
                                                                         -------        -------      -------       -------
 Net income ............................................................ $28,099        $18,673      $12,515       $11,073
                                                                         =======        =======      =======       =======

 Earnings per common share before accounting change ....................   $0.21          $0.14        $0.09         $0.17
 Cumulative effect of accounting change ................................    0.00           0.00         0.00         (0.09)
                                                                         -------        -------      -------       -------
 Net income ............................................................   $0.21          $0.14        $0.09         $0.08
                                                                         =======        =======      =======       =======


     (1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

     (2) Based on the treasury stock method using the higher of the average or period-end market price.

                                                                                  -13-
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